EXHIBIT 10.2a


                             SECOND AMENDMENT TO
                     THE ARIZONA PUBLIC SERVICE COMPANY
                    DIRECTORS' DEFERRED COMPENSATION PLAN


     Effective  January 1,  1982,   ARIZONA  PUBLIC  SERVICE  COMPANY   (the

"Company") adopted  the ARIZONA  PUBLIC SERVICE COMPANY  DIRECTORS' DEFERRED

COMPENSATION  PLAN  (the "Plan").   The  Plan  was subsequently  amended and

restated in its entirety effective January 1, 1986.  The Plan was thereafter amended  effective January 1, 1991.  By this instrument, the Company desires to amend  the Plan  to  allow participants  to  make a  onetime  irrevocable election to transfer their Deferral Option I  accounts under the Plan to the

Pinnacle West  Capital Corporation,  Arizona Public Service  Company, SunCor

Development Company and  El Dorado Investment Company Deferred  Compensation

Plan.

    1.    This Amendment shall amend only the provisions of the Plan as  set forth herein, and  those provisions  not expressly amended  hereby shall  be considered in full force and effect.

    2.    Section V  of the Plan is hereby amended by adding new Paragraph E at the end thereof which shall read as follows:

     E.   One-Time Election to Transfer Amounts Under Deferral Option I.

          Notwithstanding anything in this Section V or the Plan to the contrary, each Participant who is dessignated to participate in the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan (the "DCP") may elect to transfer all of the Deferral Option I accounts established for him under the Plan to the DCP. Such an election shall be irrevocable and must be made on forms acceptable to the Committee no later than the later of (a) December 31, 1992, or
     (b) December 31 of the calendar year preceding the calendar year for which the Participant is first designated for participation in the DCP. A Participant who elects to transfer his Deferral Option I accounts to the DCP pursuant to this Paragraph E shall cease to be a Participant in Deferral Option I of the Plan as of the effective date of such trans-fer. All transfers under this Paragraph E shall be effective as of the January 1 next following the Participant's election. Nothing in this Paragraph E shall permit a Participant or the Beneficiary of a Participant to receive a distribution of the Participant's Deferral Option I accounts prior to the occurrence of a distribution event as provided for in this Section V if such accounts are not transferred to the DCP, or the occurrence of any distribution event as provided for in the DCP with respect to Deferral Option I accounts which are transferred to the DCP.

    3.    The  provisions  of  this  Amendment  shall  be  effective  as  of

January 1, 1993.

     Except  as  amended and  supplemented by  this instrument,  the Company hereby  ratifies  the  Plan  as  restated  effective  January 1,  1986,  and thereafter amended.

     DATED:  April 4, 1993.


                         ARIZONA PUBLIC SERVICE COMPANY



                         By:   Armando Flores
                            ------------------------------------
                            Its:  Vice President - HR
                                --------------------------------